NUMBER

C

SHARES

TRIO MERGER CORP.

INCORPORATED UNDER THE LAWS OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

~~CUSIP 89667Y 10 A~~

CUSIP 78636X 10 5

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.0001 EACH OF

TRIO MERGER CORP.

NAME CHANGED TO

SAExploration Holdings, Inc.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete an initial business combination within eighteen months from the closing of the Company's initial public offering, or within twenty-four months if certain criteria are satisfied, all as more fully described in the Company's final prospectus dated June 21, 2011.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

Trio Merger Corp. CORPORATE SEAL 2011 DELAWARE

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PROOF OF: JUNE 17, 2013
SAEXPLORATION HOLDINGS, INC.
WO-7114 FACE LOT 1
OPERATOR: DKS
NEW

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER 931-490-7660

Colors Selected for Printing: Barout Cusip and overprint in red, name change overprint in red.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

Trio Merger Corp.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of Preferred Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–________Custodian________
(Cust) (Minor)
under Uniform Gifts to Minors Act________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

________________________________ *shares*
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________ *Attorney*
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated ________________

____
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company's failure to consummate a business combination, if the holder seeks to sell his shares to the Company prior to the consummation of a business combination or if the holder seeks to convert or sell his respective shares upon consummation of such business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: JUNE 17, 2013 SAEXPLORATION HOLDINGS, INC. WO- 7114 BACK LOT 1
HOLLY GRONER 931-490-7660	OPERATOR: DKS
	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF